UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRIQUINT SEMICONDUCTOR, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIQUINT SEMICONDUCTOR, INC.
2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124

April 16, 2001

Dear Stockholders:

          Our Annual Meeting of Stockholders will be held on Wednesday, May 23, 2001, at 2:00 p.m., Pacific Time, at TriQuint’s principal executive offices, located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management and Directors of your company and to answer any questions you may have.

          The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Stockholders for the year ended December 31, 2000 are enclosed.

          I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. For those stockholders whose shares are registered with certain brokers or banks, you may vote electronically via the Internet or by telephone. Please see “Voting by Internet or Telephone” and the attached Proxy Card for further details. Your shares will be voted at the meeting in accordance with your proxy regardless of the voting method used.

          If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours, TRIQUINT SEMICONDUCTOR, INC. /s/ Steven J. Sharp STEVEN J. SHARP Chairman of the Board, President and Chief Executive Officer

TRIQUINT SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2001

TO OUR STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (“TriQuint”), will be held on Wednesday, May 23, 2001 at 2:00 p.m., Pacific Time, at TriQuint’s principal executive offices, located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, for the following purposes:

    To elect seven Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal No. 1);

    To ratify the appointment of KPMG LLP as independent accountants of TriQuint for the fiscal year ending December 31, 2001 (Proposal No. 2);

    To approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 3,900,000 shares to a total of 18,050,000 shares as summarized in the attached proxy statement (Proposal No. 3); and

    To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the Annual Meeting.

          All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy. For those stockholders whose shares are registered with certain brokers or banks, you may vote electronically via the Internet or by telephone. Please see “Voting by Internet or Telephone” and the attached Proxy Card for further details. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Additionally, if you would like to receive future information electronically, please refer to the letter regarding “Consent to Receive Future Information Electronically”. If you hold your shares in certificate form, you will still have to mark, sign, date and return the enclosed Proxy Card, as we have not yet set up electronic voting for those stockholders.

By Order of the Board of Directors: /s/ Edson H. Whitehurst, Jr. EDSON H. WHITEHURST, JR. Vice President, Finance and Administration, Chief Financial Officer and Secretary

Hillsboro, Oregon
April 16, 2001

YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TRIQUINT SEMICONDUCTOR, INC.
2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124

PROXY STATEMENT FOR 2001
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2001

General

          The enclosed Proxy is solicited on behalf of the Board of Directors of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint”), for use at TriQuint’s 2001 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment thereof. The Annual Meeting will be held Wednesday, May 23, 2001 at 2:00 p.m., Pacific Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at TriQuint’s principal executive offices, located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. TriQuint’s telephone number at that location is (503) 615-9000.

          This Proxy Statement and the enclosed proxy card were mailed on or about April 16, 2001, together with TriQuint’s 2000 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

          Only stockholders of record at the close of business on April 2, 2001 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 80,469,602 shares of TriQuint common stock were outstanding and held of record by 317 stockholders. For information regarding security ownership by management and by the beneficial owners of more than 5% of TriQuint’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.” As of the Record Date, $345,000,000 of TriQuint’s 4% Convertible Subordinated Notes due 2007 were outstanding and were convertible at the option of the holders thereof to an aggregate of 5,088,509 shares of TriQuint’s common stock. The closing price of TriQuint’s common stock on the NASDAQ National Market on the Record Date was $13.438 per share. The closing price of TriQuint’s 4% Convertible Subordinated Notes due 2007 on the PORTAL market on the Record Date was $607.50 per $1,000 par value note.

Revocability of Proxies

          Any proxy submitted pursuant to this solicitation may be revoked by the person making such submission at any time before its use by (i) delivering to TriQuint’s Secretary a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, by itself, will not revoke a proxy.

Voting and Solicitation

          The two persons named as proxies on the enclosed proxy card, Steven J. Sharp and Edson H. Whitehurst, Jr., were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted:

  FOR Proposal No. 1 to elect the nominees for Directors proposed by the Board of Directors;

  FOR Proposal No. 2 to ratify the appointment of KPMG LLP as independent accountants for TriQuint; and

  FOR Proposal No. 3 to approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of TriQuint common stock that may be issued thereunder by 3,900,000 shares to a total 18,050,000 shares as described under the heading “1996 Stock Incentive Program Summary” below.

          TriQuint will bear all expenses associated with this solicitation. In addition, TriQuint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of TriQuint’s directors, officers and other employees, without additional compensation, personally or by telephone or telegram. TriQuint may also retain an outside proxy solicitation firm, the expense of which TriQuint does not expect to exceed $10,000.

Voting at the Meeting

          Every stockholder voting for the election of Directors (Proposal No. 1) may cumulate such stockholder’s votes and (i) give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares that such stockholder is entitled to vote or (ii) distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder is entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting and, prior to the voting, of the intention to cumulate the stockholder’s votes. On all matters other than Proposal No. 1, each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Holders of the 4% Convertible Subordinated Notes due 2007 are not entitled to vote at TriQuint’s Annual Meeting until such time as the notes are converted to TriQuint common stock.

          If a quorum is present at the Annual Meeting:

  the seven nominees for election as Directors who receive the greatest number of votes cast for the election of Directors shall be elected Directors;

  Proposal No. 2 to ratify the appointment of KPMG LLP as independent accountants for TriQuint will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and

  Proposal No. 3 to approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 3,900,000 shares to a total of 18,050,000 shares as described in the “1996 Stock Incentive Program Summary” below will be approved if the proposal receives the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

          With respect to the election of Directors, Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 3, abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon.

Voting by Internet or Telephone

     For Shares Directly Registered in the Name of the Stockholder and Held in Certificate Form:

          As we are unable to offer electronic voting at this time, stockholders whose shares are registered in their own name must mark, sign, date and return the enclosed proxy card. A prepaid return envelope is provided for this purpose.

     For Shares Registered in the Name of Certain Brokerage Firms or Banks:

          A number of brokerage firms and banks currently participate in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options. If your shares are held in an account at such a brokerage firm or bank, you will already have been offered the opportunity to elect to vote via the Internet and you may vote these shares telephonically by calling the telephone number referenced on your proxy card. Votes submitted via the Internet through the ADP program must be received by 12:00 a.m. midnight (EST) on May 22, 2001. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. TriQuint believes that the telephone and Internet voting procedures that have been made available through ADP Investor Communications Services are consistent with the requirements of applicable law. Stockholders voting via the Internet through ADP Investor Communication Services should understand that there might be certain costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

ELECTION OF DIRECTORS
(Proposal No. 1)

Nominees

          A board of seven Directors is to be elected at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors’ seven nominees named below, all of whom are presently Directors of TriQuint. In the event that any nominee of TriQuint is unable or declines to serve as a Director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office for each person elected as a Director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. The following table lists the persons nominated by the Board of Directors to be elected as Directors along with certain information:

Name of Nominee	Age	Position with TriQuint	Since
Francisco Alvarez	55	Director	2000
Dr. Paul A. Gary	60	Director	1996
Charles Scott Gibson	48	Director	1992
Nicolas Kauser	61	Director	1999
Dr. Walden C. Rhines	54	Director	1995
Steven J. Sharp	59	Chairman of the Board, President and Chief Executive Officer	1991
Edward F. Tuck	69	Director	1994

          There is no family relationship between any director and/or executive officer of TriQuint.

          Mr. Alvarez has been a director of TriQuint since October 2000. From 1969 until 1979, Mr. Alvarez served in various wafer fabrication management capacities for National Semiconductor Corporation. Mr. Alvarez was employed with Intel Corporation from 1979 until his retirement in June 2000. During that time, he was responsible for a number of wafer fabrication and assembly/test operations in the United States, Israel, Ireland and Costa Rica. His last position was as Vice President and General Manager of Systems Manufacturing. Mr. Alvarez holds a B.A. degree in Physics from Carthage College and a B.S. degree in Electrical Engineering from the University of Illinois.

          Dr. Gary has been a director of TriQuint since May 1996. From 1967 until 1996, he served in various capacities for Bell Laboratories, Western Electric Corporation and the Microelectronics division of AT&T Corp. (now Lucent Technologies, Inc.), with his last position being Vice President of the Netcom IC Business Unit. Dr. Gary retired from Lucent in June 1996. He also serves as a director of Integrated Measurement Systems Corporation and is Chairman of the Board of Data I/O Corporation. Dr. Gary holds a B.S. degree in Electrical Engineering from Lafayette College, a M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from Stanford University.

          Mr. Gibson has been a director of TriQuint since September 1992. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. He also serves as a director of RadiSys Corporation, Integrated Measurement Systems Corporation, Webridge, Inc., Emerald Solutions, Inc., etrieve, Inc., Cenquest Corporation, LiveBridge, Inc. and Egghead.com, Inc. Mr. Gibson is also the Chairman of the Board of the Oregon Graduate Institute of Science and Technology. He also serves on the Oregon Health Sciences University Foundation Board of Trustees. He received a B.S. degree in Electrical Engineering and a M.B.A. from the University of Illinois.

          Mr. Kauser has been a director of TriQuint since December 1999. From 1990 through his retirement in 1998, Mr. Kauser served as Executive Vice President and Chief Technology Officer of AT&T Wireless Services, Seattle, Washington (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as Vice President of Engineering and later, Senior Vice President of Network Operations. He was a member of Cantel’s Board of Directors from 1996 to 1999. Mr. Kauser currently serves on the Board of Directors of XO Communications, Inc. and VeloCom, Inc. Mr. Kauser received a B.S. degree in Electrical Engineering from McGill University, Montreal, Canada.

          Dr. Rhines has been a director of TriQuint since May 1995. Dr. Rhines has been the President, Chief Executive Officer and a director of Mentor Graphics Corporation, an electronic design automation company, since 1993 and is currently its Chief Executive Officer and Chairman of the Board of Directors. Prior to joining Mentor Graphics, he spent twenty-one years at Texas Instruments, Incorporated, with his most recent position having responsibility for directing its worldwide semiconductor business as the Executive Vice President of Texas Instruments’ Semiconductor Group. Dr. Rhines also serves as a director of Cirrus Logic, Inc. Dr. Rhines holds a B.S. degree in Metallurgical Engineering from the University of Michigan, a M.S. degree and Ph.D. in Materials Science and Engineering from Stanford University and a M.B.A. from Southern Methodist University.

         Mr. Sharp joined TriQuint in September 1991 as Director, President and Chief Executive Officer. In May 1992 he became Chairman of TriQuint’s Board of Directors. For the prior eight years he had served in various roles associated with venture capital financed semiconductor companies. From April 1988 to June 1989, Mr. Sharp was the founder and served as Chief Executive Officer of Power Integrations, Inc., a semiconductor manufacturing company. Previously, Mr. Sharp was employed for fourteen years by Signetics Corporation (since acquired by Philips Electronics N.V.), a semiconductor manufacturer, and for nine years by Texas Instruments, a semiconductor manufacturer. Mr. Sharp also serves as a director of Power Integrations, Inc., Gemfire Corporation and Vitronyx. He received a B.S. degree in Mechanical Engineering from Southern Methodist University, a M.S. degree in Engineering Science from California Institute of Technology and a M.B.A from Stanford University.

          Mr. Tuck has been a director of TriQuint since November 1994. He spent most of his career in the telecommunications industry, serving in various positions with GTE Corporation and as Vice President and Technical Director of ITT North America Telecommunications, among others. He has been a venture capitalist since 1986. Since 1990 he has been a general partner of Kinship Venture Management LLP, which is the general partner of Kinship Partners II, a venture capital fund. From 1986 to 1995 he was also a general partner of Boundary, the general partner of The Boundary Fund, a venture capital fund. Mr. Tuck is Chairman of the Board of Directors of High Tower Software, Inc., a director of Teledesic Corporation and a director of two private companies in which he or his fund have investments. Mr. Tuck holds a B.S. degree in Electrical Engineering from the University of Missouri at Rolla.

Meetings and Committees of the Board of Directors

          The Board of Directors of TriQuint held a total of seven meetings during 2000. No then current director attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, during the period that he was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee or any committee performing such functions.

          The Audit Committee consisted of Directors Tuck, who serves as Chairman, Rhines and Gary. The Audit Committee is responsible for overseeing actions taken by TriQuint’s independent accountants and reviews TriQuint’s internal financial controls. The Audit Committee held a total of six meetings during 2000. No then current director attended fewer than 75 percent of the Audit Committee meetings during the period that he was a member of the Audit Committee.

          The Compensation Committee consisted of Directors Gibson, who serves as Chairman, Rhines and Gary. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the executive officers of TriQuint as well as overseeing the administration of various incentive compensation and benefit plans, including the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program. The Compensation Committee met once during 2000, with all then current members present at the meeting.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS*

          The Audit Committee of the Board of Directors of TriQuint Semiconductor, Inc. (“Audit Committee”) is comprised of three non-employee, independent directors: Edward F. Tuck, Dr. Walden C. Rhines and Dr. Paul A. Gary. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of TriQuint’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee is responsible for the oversight of TriQuint’s internal accounting and financial reporting process and the review of the audited financial statements, together with a discussion of pertinent matters with the management of TriQuint and TriQuint’s independent auditors in connection with the audited financials.

          The Audit Committee acts under a written charter adopted and approved by the Board of Directors of TriQuint. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are “independent” as the term is defined under the applicable National Association of Securities Dealers listing standards. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and has discussed with KPMG LLP, TriQuint’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), as may be modified or supplemented. Additionally, the Audit Committee has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented and has discussed with KPMG LLP the auditors’ independence.

          Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in TriQuint’s Annual Report on Form 10-K for the fiscal year-end 2000 for filing with the Securities and Exchange Commission.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Edward F. Tuck Dr. Walden C. Rhines Dr. Paul A. Gary

*	The report of the Audit Committee shall not be deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under either the Securities Act of 1933, as amended or the Exchange Act of 1934, as amended (together the “Acts”), except to the extent that TriQuint specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

6

RATIFICATION OF APPOINTMENT OF
INDEPENDENT ACCOUNTANTS
(Proposal No. 2)

          The Board of Directors has selected KPMG LLP, independent accountants, to audit the financial statements of TriQuint for the fiscal year ending December 31, 2001. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of the appointment of KPMG LLP as TriQuint’s independent accountants for the fiscal year ending December 31, 2001.

          KPMG LLP has audited TriQuint’s financial statements annually since 1991. Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

          Fees billed to TriQuint by KPMG LLP during fiscal year ending December 31, 2000 are as follows:

     Audit Fees:

          During fiscal year 2000, KPMG LLP billed TriQuint approximately $180,000 for professional services rendered in connection with performing the audit of TriQuint’s annual financial statements and review of TriQuint’s quarterly financial statements included in its quarterly reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees:

          During fiscal year 2000, TriQuint did not engage KPMG LLP to provide advice regarding financial information systems design and implementation.

     All Other Fees:

          During fiscal year 2000, KPMG LLP billed TriQuint approximately $525,000 for all other services provided by KPMG LLP.

          TriQuint’s Audit Committee has considered whether the services provided by KPMG LLP in connection with the Other Fees is compatible with maintaining the independence of KPMG LLP.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF TRIQUINT FOR THE YEAR ENDING DECEMBER 31, 2001.

AMENDMENT TO THE TRIQUINT SEMICONDUCTOR, INC.
1996 STOCK INCENTIVE PROGRAM
(Proposal No. 3)

          The Board of Directors has approved an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program (the “1996 Program”) to increase the aggregate number of shares of TriQuint common stock that may be issued thereunder by 3,900,000 shares to a total of 18,050,000 shares. For a description of the 1996 Program, see “1996 Stock Incentive Program Summary” below. As of the Record Date, options to purchase 12,886,744 shares of TriQuint’s common stock have been granted pursuant to the 1996 Program, 4,918,085 of which were vested.

          The Board of Directors adopted the amendment to the 1996 Program in order to provide additional long-term incentives to all of TriQuint’s employees as well as to maintain competitive compensation packages for key TriQuint employees. This proposal increases the number of shares authorized for issuance under the 1996 Program to provide sufficient shares for anticipated grants to be issued to both new and existing employees through May 2002. TriQuint intends to utilize the options available for grant to attract and retain both executive and other key employees.

          In the absence of contrary specifications, the shares represented by proxies will be voted FOR the amendment to the 1996 Program to increase the aggregate number of shares of common stock that may be issued thereunder by 3,900,000 to 18,050,000.

          The affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the foregoing resolution. Abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon. The award of options under the 1996 Program is at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. See “Executive Compensation and Other Matters” below.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE TRIQUINT SEMICONDUCTOR, INC. 1996 STOCK INCENTIVE PROGRAM.

1996 STOCK INCENTIVE PROGRAM SUMMARY

          The following summary of the 1996 Program is qualified in its entirety by the specific language of the 1996 Program, a copy of which is available to any stockholder upon written request to TriQuint’s Secretary.

          Background. The 1996 Program, approved by TriQuint’s Board of Directors in February 1996 and its stockholders in May 1996, provides for the grant of incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) to officers, other employees of TriQuint or any parent or subsidiary of TriQuint. Additionally, the 1996 Program provides for the grant of NQSOs to Directors and consultants. As of the Record Date, the persons eligible to participate in the 1996 Program included 11 Officers, 6 Directors and approximately 1,062 non-executive officer employees of TriQuint. During the year ended December 31, 2000, options to purchase 3,099,173 shares of common stock had been granted under the 1996 Program at an average exercise price of approximately $39.45 per share. At the time of its adoption, 2,400,000 shares were authorized and reserved for issuance under the 1996 Program. In May 1997, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 2,400,000 shares. In May 1998, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 2,700,000 shares. In May 1999, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 2,850,000 shares. In May 2000, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 3,800,000 shares. As of the Record Date, options to purchase an aggregate of 11,020,303 shares of the Company’s Common Stock were outstanding, with a weighted average exercise price of $17.87 per share, and 5,163,256 shares (including the 3,900,000 shares subject to stockholder approval at this Annual Meeting) were available for future grant. In addition, 1,866,441 shares have been purchased pursuant to the exercise of stock options under the 1996 Program. At the Annual Meeting, the stockholders are being asked to approve an amendment of the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 3,900,000 shares.

          Administration. The Board of Directors has vested the Compensation Committee with full authority to administer the 1996 Program in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1996 Program. The Compensation Committee is currently comprised of Directors Gibson, Rhines and Gary, none of whom are employees of TriQuint. In any calendar year, no person may be granted options under the 1996 Program exercisable for more than 750,000 shares, except the Chief Executive Officer, who may not receive options under the 1996 Program exercisable for more than 1,500,000 shares.

          Minimum Option Price. The exercise price of ISOs granted under the 1996 Program must equal or exceed the fair market value of the common stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the common stock (a “10% Stockholder”)), and the exercise price of NQSOs must equal or exceed 50% of the fair market value of common stock on the date of grant. As defined in the 1996 Program, “fair market value” means the last reported sales price of the common stock on the NASDAQ National Market System on the date of grant.

          Duration of Options. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1996 Program expires on the date specified by the Compensation Committee, but in no event more than (i) ten years and one day from the date of grant in the case of NQSOs, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to a 10% Stockholder.

          Means of Exercising Options. The Board of Directors, or the Compensation Committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of TriQuint’s common stock which (a) either have been owned by the optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from TriQuint, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to TriQuint of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under federal and state law.

          Term and Amendment of the 1996 Program. The 1996 Program became effective when adopted by the Board of Directors. The 1996 Program will continue in effect until February 1, 2006 unless earlier terminated in accordance with its terms. The Board of Directors may terminate or amend the 1996 Program at any time, provided, however, that TriQuint must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor rule, regulation or statute. Such stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          Assignability. Unless otherwise indicated, no option granted under the 1996 Program is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

          Federal Tax Effects of ISOs. TriQuint intends that ISOs granted under the 1996 Program will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after comple-

tion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the cost basis in the ISO stock, i.e. the option’s exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option’s exercise price and the stock’s fair market value at the time the option is exercised and sold (the “bargain purchase element”). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax (“AMT”). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, TriQuint is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, TriQuint may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

          Federal Tax Effects of NQSOs. If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option’s exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. TriQuint may deduct the amount of expense recognized by an employee as compensation expense. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a “substantial risk of forfeiture” and the employee has not filed a “Section 83(b) Election,” then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

          The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

          Participation in the 1996 Program. All option grants to executive officers under the 1996 Program are subject to the discretion of the Compensation Committee of the Board of Directors. As of the date of this proxy statement, the Administrator has not made any determination with respect to future option grants. Therefore, except for automatic option grants to certain non-employee Directors, future awards are not determinable. Effective on the date of the Annual Meeting, the following non-employee Directors, if elected, would receive options to purchase the following number of shares:

Name	Grants
Francisco Alvarez	10,000 shares
Dr. Paul A. Gary	10,000 shares
Charles Scott Gibson	10,000 shares
Nicolas Kauser	10,000 shares
Dr. Walden C. Rhines	10,000 shares
Edward F. Tuck	10,000 shares

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          The table below depicts the issuance of grants under the 1996 Program during 2000 to (i) each Director of TriQuint, (ii) the Named Executive Officers (as defined below) and (iii) the Directors and the executive officers as a group.

Name	Grants
Francisco Alvarez	33,000 shares
Dr. Paul A. Gary	30,000 shares
Charles Scott Gibson	30,000 shares
Nicolas Kauser	30,000 shares
Dr. Walden C. Rhines	30,000 shares
Steven J. Sharp	120,000 shares
Edward F. Tuck	30,000 shares
Thomas V. Cordner	40,000 shares
Donald H. Mohn	35,000 shares
J. David Pye	40,000 shares
Ronald R. Ruebusch	40,000 shares

Total of all Directors and Officers as a group (17 persons)	683,000 shares

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of TriQuint common stock as of March 19, 2001 for (i) each person who is known by TriQuint to own beneficially 5% or more of the outstanding shares of common stock, (ii) each Director and Director nominee of TriQuint, (iii) the Chief Executive Officer and the next four most highly compensated executive officers as of December 31, 2000 (the “Named Executive Officers”) and (iv) the Directors and the executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Name(1)	Common Stock Beneficially Owned	Approximate Percentage Owned(2)
Firsthand Capital Management, Inc. 125 South Market San Jose, CA 95113(3)	6,984,600	8.68%
Francisco Alvarez(4)	30,000	*
Dr. Paul A. Gary(5)	36,690	*
Charles Scott Gibson(6)	164,350	*
Nicolas Kauser(7)	49,450	*
Dr. Walden C. Rhines(8)	57,750	*
Steven J. Sharp(9)	982,981	1.21%
Edward F. Tuck(10)	130,750	*
Thomas V. Cordner(11)	116,639	*
Donald H. Mohn(12)	122,094	*
J. David Pye(13)	120,500	*
Ronald R. Ruebusch(14)	86,027	*
All Directors and executive officers as a group (17 persons)(15)	2,390,513	2.90%

*	Less than 1%

(1)	The address of all Directors and Named Executive Officers is that of TriQuint’s principal executive offices: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124.

(2)	Applicable percentage of ownership is based on 80,446,480 shares of common stock outstanding as of March 19, 2001 together with applicable options for such stockholders. Beneficial ownership is determined in accor-

dance with the rules of the Securities and Exchange Commission (“SEC”), and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 19, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Reflects ownership as reported on a Schedule 13G filed with the SEC showing ownership as of December 31, 2000.

(4)	None of these shares are issuable pursuant to options exercisable within 60 days of March 19, 2001.

(5)	Includes 26,690 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(6)	Includes 18,600 shares held in trust by Mr. Gibson and 145,750 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(7)	Includes 45,450 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(8)	Includes 6,000 shares held by Mr. Rhines’ wife and 51,750 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(9)	Includes 846,578 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(10)	Includes 106,750 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(11)	Includes 85,720 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(12)	Includes 105,383 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(13)	Includes 81,268 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(14)	Includes 26,167 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

(15)	Includes 1,915,191 shares issuable pursuant to options exercisable as of March 19, 2001 or within 60 days of such date.

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EXECUTIVE OFFICERS OF THE REGISTRANT

The names, ages and positions of TriQuint’s current executive officers are as follows:

Name	Age	Current Position(s) with Company	Position Held Since
Steven J. Sharp	59	Chairman of the Board of Directors, President and Chief Executive Officer	1991

Thomas V. Cordner	56	Vice President and General Manager, Millimeter Wave Communications	1998

Bruce R. Fournier	44	Vice President and General Manager, Foundry Services	1998

Lehman H. Johnson III	58	Vice President and General Manager, Telecommunications	2001

Paul Kollar	55	Vice President, Sales	1998

David N. McQuiddy, Jr.	62	Vice President, Research and Development	2000

Donald H. Mohn	48	Vice President, Strategic Marketing and Business Development	2001

J. David Pye	50	Vice President, Manufacturing	1996

Ronald R. Ruebusch	51	Vice President and General Manager, Wireless Communications	1996

Stephanie J. Welty	45	Vice President, Finance and Assistant Secretary	1999

Edson H. Whitehurst, Jr.	63	Vice President, Finance and Administration, Chief Financial Officer and Secretary	1999

          Mr. Sharp’s business background is described above under the heading “Election of Directors.”

          Mr. Cordner joined TriQuint in January 1998 as Vice President and General Manager, Millimeter Wave Communications, as a result of TriQuint’s acquisition of Raytheon Company’s Monolithic Microwave Integrated Circuit (“MMIC”) operations. From July 1997 to January 1998, Mr. Cordner served as Operations Manager for Raytheon, heading its GaAs MMIC operations. Prior to such time, Mr. Cordner was an employee of Texas Instruments, Incorporated for thirty-two years, most recently as the Operations Manager for its GaAs Operations Group from January 1991 to July 1997. Mr. Cordner graduated from the University of Texas at Arlington in 1969 with a B.S. degree in Mathematics.

          Mr. Fournier has held the position of Vice President and General Manager, Foundry Services, since June 1998. From September 1994 to June 1998, he was Vice President, Worldwide Sales. He joined TriQuint in June 1987 as Eastern Area Sales Manager, was promoted to National Sales Manager, Wireless Products in 1991 and Director of Worldwide Sales in early 1994. Prior to joining TriQuint, Mr. Fournier held semiconductor sales and marketing management positions with Fairchild Semiconductor International, Inc., Weitek Corporation and Honeywell, Inc. Mr. Fournier received an A.S. degree in Electrical Engineering and a B.S. degree in Business Administration from the University of Maine and a M.B.A. from the University of Southern Maine.

          Mr. Johnson has held the position of Vice President and General Manager, Telecommunications since 2001. He joined TriQuint in January 2000 as Vice President, Strategic Marketing and Business Development. Mr. Johnson had been Vice President, System Marketing, for Scientific-Atlanta, Inc.’s Transmission Division since 1997. Prior to such time he spent 5 years with GTE, most recently as Vice President, Technology, for GTE Government Systems Corporation. Mr. Johnson has also held senior marketing and product development positions in the communications industry with DSC Communications, Inc. and ITT Corporation (both of which were acquired by Alcatel). Mr. Johnson holds a B.S. degree in Electrical Engineering from Citadel and a M.B.A. from Duke University’s Fuqua School.

          Mr. Kollar joined TriQuint in June 1998 as Vice President, Sales. From November 1985 until March 1998, Mr. Kollar was Vice President, Sales, for Lattice Semiconductor, Inc. where he was responsible for worldwide sales. From March 1969 to November 1985, Mr. Kollar held various sales and marketing positions with Signetics Corp. (which was acquired by Philips Electronics). Mr. Kollar received a B.S. degree in Engineering from Harvey Mudd College and a M.S. degree in Electrical Engineering from the University of Southern California.

          Dr. McQuiddy joined TriQuint in January 2000 as Vice President, Research and Development. Most recently, Dr. McQuiddy worked with Raytheon where he was a Senior Principal Fellow working in the field of RF/Microwave/Millimeter Wave. Dr. McQuiddy joined Texas Instruments, Incorporated in 1968 and remained there until Raytheon purchased its Defense Business Unit in July 1997. At Texas Instruments, Dr. McQuiddy was responsible for directing internal research and development investments in electro-optics, microwave/millimeter-wave and micro-electronic technologies. He is an IEEE Fellow and presently serves on the IEEE USA R&DPolicy Committee. Dr. McQuiddy holds a B.S. degree from Vanderbilt University and a M.S. Degree and Ph.D. in Electrical Engineering from the University of Alabama.

          Mr. Mohn has held the position of Vice President, Strategic Marketing and Business Development since 2001. He joined TriQuint in June 1995 as Vice President and General Manager, Telecommunications and Computing. From July 1993 until June 1995, Mr. Mohn was Vice President, Marketing, for IC Works, Inc., where he was responsible for product strategy development, tactical marketing, marketing communications and public relations. From 1989 until July 1993, Mr. Mohn held various positions at the Microelectronics division of AT&T, most recently as Director/General Manager of the Application Specific Standard Products. Mr. Mohn received a B.S. degree in Electrical Engineering from the University of Minnesota and a M.B.A. from the University of Dallas, Texas.

          Mr. Pye joined TriQuint in May 1996 as Vice President, Manufacturing. From 1983 until 1996, Mr. Pye was Vice President and General Manager at VLSI Technology, Inc., where he served in various capacities. From 1973 to 1983, Mr. Pye worked at Texas Instruments, Incorporated, involved in process engineering and process development. Mr. Pye received a B.A. degree from Napier College of Science and Technology in Edinburgh, Scotland.

          Mr. Ruebusch joined TriQuint in May 1996 as Vice President and General Manager, Wireless Communications. From 1993 to 1996, Mr. Ruebusch was Vice President, Semiconductor Product Development, at Celeritek, Inc. From 1991 to 1993, Mr. Ruebusch held management positions at Pacific Monolithics, Inc. (which was acquired by Richardson Electronics, Ltd.). Prior to such time, Mr. Ruebusch spent thirteen years in various management positions at Advanced Micro Devices, Inc. and Signetics Corporation (which was acquired by Philips Electronics). Mr. Ruebusch received a B.S. degree in Electrical Engineering, a M.S. degree in Electrical Engineering and a M.B.A., all from the University of Santa Clara.

          Ms. Welty has been TriQuint’s Vice President, Finance, since September 1999. Ms. Welty joined TriQuint in 1994 as Accounting Manager, and since 1996 has served as Director of Information Systems. Previously she held accounting and controller positions at other high technology firms. Ms. Welty is a graduate of the University of Washington and is a Certified Public Accountant.

          Mr. Whitehurst has been TriQuint’s Vice President, Finance and Administration, Chief Financial Officer and Secretary since November 1999. Mr. Whitehurst previously served as the Chief Financial Officer of Programart Corporation from October 1996 to October 1999, and the Chief Financial Officer of Cadre Technologies, Inc. from 1984 to October 1996. He has also held senior financial and operational positions with Tektronix Inc., Signetics Corporation (which was acquired by Philips Electronics) and Corning Glass Works (now Corning Incorporated). Mr. Whitehurst received a B.S. degree in Accounting from Northeastern University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information for 2000, 1999 and 1998 concerning compensation awarded to, earned by or paid to TriQuint’s Named Executive Officers.

Summary Compensation Table

	Annual Compensation					Long Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)

Steven J. Sharp	2000	300,000	142,503	—		120,000	2,322
Chairman of the Board,	1999	288,230	36,269	—		160,000	4,050
President and Chief	1998	278,229	2,616	—		172,504	3,899
Executive Officer

Thomas V. Cordner	2000	208,112	79,284	—		40,000	1,813
Vice President and General	1999	187,616	24,021	—		68,000	2,349
Manager, Millimeter Wave	1998	173,573	1,653	179,320	(3)	256,844	1,580
Communications

Donald H. Mohn	2000	189,231	73,663	—		35,000	589
Vice President and	1999	172,365	21,966	—		52,000	1,011
General Manager,	1998	156,791	1,201	—		60,004	912
Telecommunications
and Computing

J. David Pye	2000	234,116	92,283	—		40,000	1,150
Vice President,	1999	216,877	27,748	—		52,000	1,255
Manufacturing	1998	192,803	1,772	—		60,004	1,128

Ronald R. Ruebusch	2000	196,539	75,788	—		40,000	943
Vice President, Wireless	1999	176,622	22,493	—		54,000	1,404
	1998	159,932	1,226	—		60,004	933

(1)	Represents payments under the Key Employee Incentive Plan and company-wide profit sharing program.

(2)	Represents premiums for group term life insurance.

(3)	Represents bonus paid pursuant to a retention agreement between Mr. Cordner and Raytheon in connection with TriQuint’s acquisition of the MMIC business from Raytheon in January 1998. TriQuint was reimbursed for such bonus by Raytheon as a condition of the acquisition.

15

Stock Option Grants

     The following table sets forth information concerning stock option grants under the 1996 Program to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

Option Grants in Last Fiscal Year

Name	Individual Grants(1)				Potential Realizable Value At Assumed Anuual Rates of Stock Price Appreciation for Option Term(2)

	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise	Expiration
	Granted	Fiscal Year(3)	Price	Date	5%($)	10%($)

Steven J. Sharp(4)	120,000	3.33%	$ 36.50	12/21/10	$ 2,754,558	$ 6,980,592
Thomas V. Cordner(5)	40,000	1.11%	36.50	12/21/10	918,186	2,326,864
Donald H. Mohn(6)	35,000	0.97%	36.50	12/21/10	803,413	2,036,006
J. David Pye(7)	40,000	1.11%	36.50	12/21/10	918,186	2,326,864
Ronald R. Ruebusch	40,000	1.11%	36.50	12/21/10	918,186	2,326,864

(1)	Options granted under the 1996 Program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the Compensation Committee of the Board of Directors.

(2)	These calculations are based on certain assumed annual rates of appreciation as required by SEC rules and regulations governing the disclosure of executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of TriQuint’s common stock and overall stock market conditions. There can be no assurance that the gains reflected in this table will be achieved.

(3)	In fiscal 2000, TriQuint granted options covering a total of 2,946,173 shares to its employees under the 1996 Program. The percentage, however, is calculated based on total option grants.

(4)	Option vests in equal monthly installments from 6/1/2003 through 5/31/2004.

(5)	Option vests in equal monthly installments from 6/1/2003 through 5/31/2004.

(6)	Option vests in equal monthly installments from 6/1/2003 through 5/31/2004.

(7)	Option vests in equal monthly installments from 6/1/2003 through 5/31/2004.

16

Stock Option Exercises and Holdings

     The following table sets forth information concerning Named Executive Officers’ option exercises during fiscal 2000 and option holdings at December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Steven J. Sharp	318,438	$ 15,002,357	779,078	533,504	$ 31,667,476	$ 14,745,998
Thomas V. Cordner	60,000	3,231,874	64,882	172,038	2,573,166	4,358,222
Donald H. Mohn	—	—	187,880	174,008	7,737,754	4,951,196
J. David Pye	174,232	8,078,246	58,768	179,004	2,368,620	4,986,972
Ronald R. Ruebusch	267,000	14,635,733	2,000	179,004	45,125	4,986,972

(1)	Market value of the underlying securities, based on the $43.6875 closing price of TriQuint’s common stock on December 31, 2000 on the NASDAQ National Market, minus the exercise price of the unexercised options.

(2)	Market value of the underlying securities at exercise date, minus the exercise price of the options.

17

DIRECTOR COMPENSATION

     Directors, who are employees of TriQuint, receive no additional or special remuneration for serving as directors. Each non-employee Director receives, in addition to reimbursement for out-of-pocket expenses:

  $1,500 per Board meeting attended in person;

  $500 per Board meeting attended via telephone;

  $500 per Committee meeting not held in conjunction with a Board Meeting; and

  An annual retainer of $9,000 payable in four equal quarterly installments beginning January 1, 2000.

     The 1996 Program provides for an automatic, one-time grant of an option to purchase 33,000 shares of common stock to each non-employee Director, effective on the date of each such Director’s initial appointment or election. The exercise price per share of the option is equal to the fair market value of TriQuint’s common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of TriQuint.

     The 1996 Program also provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 10,000 shares of common stock to each non-employee Director who does not represent stockholders owning more than 1% of TriQuint’s outstanding common stock. All such options have an exercise price equal to the fair market value of TriQuint’s common stock as of the date of grant and vest at a rate of 25% six months after grant date and 12.5% per calendar quarter thereafter following the date of grant so long as the optionee remains a director of TriQuint.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts and Termination of Employment Arrangements

     Steven J. Sharp.   In September 1991, under the terms of his acceptance of employment, Steven J. Sharp, TriQuint’s Chairman of the Board of Directors, President and Chief Executive Officer, entered into a letter agreement with TriQuint pursuant to which he was to receive an annual base salary of $225,000, subject to annual review, and a quarterly bonus of $18,750 if TriQuint achieved its operating income goals in the relevant quarter. TriQuint also granted Mr. Sharp an option to purchase 1,071,428 shares of common stock with an exercise price of $0.23 per share, which option vested at a rate of 2% per month over a 50-month period. Upon the closing of TriQuint’s initial public offering in December 1993, that portion of Mr. Sharp’s option which would otherwise have vested over the final 12 months of the 50 month vesting period, 257,142 shares, vested immediately.

     In the event that TriQuint desires to terminate Mr. Sharp’s employment for any reason, TriQuint must provide Mr. Sharp with one year’s advance notice or, in lieu of such notice, a payment equal to one year’s compensation at Mr. Sharp’s then-current rate.

Change-in-Control Arrangements

     In January 1995, the Board approved an amendment to each stock option held by TriQuint’s then-current executive officers, and to each stock option granted to TriQuint’s future executive officers (collectively, “Executive Officers”), as determined from time to time by the Board of Directors or a committee thereof, to provide that, in the event TriQuint experiences a change of control, certain outstanding stock options held by each Executive Officer at the time of any such change-of-control, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

    The Chief Executive Officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options’ vesting schedules.

    The Chief Financial Officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options’ vesting schedules.

    All other Executive Officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options’ vesting schedules.

     However, the amendment prohibits such acceleration if the Board of Directors determines, based on a written opinion of TriQuint’s independent public accountants, that enforcement of the foregoing amendments to stock options held by TriQuint’s Executive Officers would preclude accounting for any proposed business combination of TriQuint as a “pooling of interests,” and the Board of Directors otherwise desires to approve a proposed business combination, a condition to the closing of which is that it be accounted for as a “pooling of interests.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee (the “Committee”) consists of Directors Gibson, Rhines and Gary. Mr. Sharp, who is Chairman of the Board of Directors of TriQuint, President and Chief Executive Officer, participates in discussions and decisions regarding salaries and incentive compensation for all of TriQuint’s executive officers, except during discussions regarding his own salary and incentive compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Committee reviews and approves TriQuint’s executive compensation policies. The following is the report of the Committee describing compensation policies and rationale applicable to TriQuint’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2000. The information contained in such report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that TriQuint specifically incorporates it by reference into such filing.

Compensation Philosophy and Policies for Executive Officers

     TriQuint’s executive compensation program is designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of TriQuint. TriQuint’s executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which TriQuint competes. In this regard, the levels of executive compensation established by the Committee are designed to be consistent with those available to other executives in the industry. TriQuint’s executive compensation program consists primarily of the following integrated components:

    Base Salary — which is designed to compensate executives competitively within the industry and the marketplace;

    Quarterly Profit Sharing — which provides a direct link between executive compensation and the quarterly performance of TriQuint;

    Key Employee Incentive Plan — which provides a direct link between executive compensation and the quarterly and annual performance of TriQuint; and

    Long Term Incentives — which consist of stock options that link management decision making with long-term Company performance and stockholder interests.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to TriQuint’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. In general, it is the Committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

Base Salaries

     Base salary levels for the Chief Executive Officer (the “CEO”) and other executive officers of TriQuint are reviewed annually by the Committee. The Committee’s current policy is to maintain base salary levels in the median range for the industry when compared with those of executives holding similar positions with other companies in the high technology and semiconductor industries that are similar in size to TriQuint. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by TriQuint in determining salary levels for the CEO and other executive officers of TriQuint. Mr. Sharp’s salary will remain at $300,000 for fiscal 2001.

Quarterly Profit Sharing

     All employees participate in the profit sharing program. Profit sharing is paid quarterly and equals a percentage of the employees’ quarterly W-2 income. In 2000, the profit sharing pool was equal to 10% of operating income. For all employees employed in the United States, one half of the profit sharing amount is paid quarterly in cash, with the other half paid as an employer contribution to each eligible employee’s 401(k) account. Only employees who are employees the entire quarter receive the profit sharing. Profit sharing amounts, as a percentage of base salary, were 11.43%, 19.68%, 19.77% and 24.08% for the first, second, third and fourth quarters of 2000, respectively, for the CEO and the Named Executive Officers. The CEO received $23,316 in cash under the profit sharing program in fiscal 2000.

Key Employee Incentive Plan

     TriQuint provides bonuses to its key employees. Participants must be employed full-time by TriQuint during the entire fiscal quarter to be eligible for a bonus that quarter. The bonus is based on actual versus budget operating income after profit sharing and bonus. The bonuses vary linearly with the level of achievement of budgeted operating income between 80% and 150% of achievement. Individual bonuses are reduced by the amount of profit sharing, both cash and 401(k) contributions, earned by each participant. The CEO received $119,187 under the Key Employee Incentive Plan in fiscal 2000.

Long-term Incentives

     TriQuint provides its executives, including the CEO, long-term incentives through the grant of stock options under the 1996 Program. The purpose of the 1996 Program is to create a direct link between compensation and the long-term performance of TriQuint. Stock options under this program are generally granted at an exercise price equaling 100% of fair market value, have a ten year term and generally vest in installments over four years. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint’s common stock, this portion of the executives’ compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with each executive officer’s acceptance of employment with TriQuint, or upon promotion to executive officer. When determining the number of stock options to be awarded to an executive officer, the Committee considers (i) the executive’s current contribution to TriQuint’s performance, (ii) the executive’s anticipated contribution in meeting TriQuint’s long-term strategic performance goals and (iii) comparisons to an internally generated informal survey of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint. Individual considerations, such as the executive’s current and anticipated contributions to TriQuint’s performance, may be more subjective and less measurable by financial results at the corporate level. In this respect, the Commit-

tee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint’s performance. The Committee also periodically reviews the stock options granted to insure equitable distribution of such options among the officers.

     Under the guidelines stated above, the Committee reviewed and granted stock options on December 21, 2000 to the CEO and Named Executive Officers as described above under the heading “Executive Compensation and Other Matters—Stock Option Grants.”

Other

     TriQuint’s executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TriQuint’s Employee Stock Purchase Plan.

     SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Charles Scott Gibson Dr. Walden C. Rhines Dr. Paul A. Gary

21

STOCK PERFORMANCE GRAPH

     The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (i) TriQuint, (ii) a broad-based equity market index and (iii) an industry-specific index or a registrant-constructed peer group index. Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of TriQuint’s common stock with the cumulative return of the NASDAQ U.S. Index and of the SIC Code 3674—Semiconductors and Related Devices Index for the period commencing December 31, 1995 and ending on December 31, 2000. The information contained in such graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that TriQuint specifically incorporates it by reference into such filing.

     No cash dividends have been declared or paid on TriQuint’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The peer group index used, SIC Code 3674—Semiconductors and Related Devices, utilizes the same methods of presentation and assumptions for the total return calculation as TriQuint and the NASDAQ U.S. Index. All companies in the peer group index are weighted in accordance with their market capitalizations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2000, TriQuint believes that, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which TriQuint was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of any class of TriQuint’s voting securities, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation.” TriQuint intends that any such future transactions, including loans between TriQuint and its officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to TriQuint than could be obtained from unaffiliated third parties. Mr. Lehman H. Johnson, III was provided with a relocation and moving package during fiscal 2000 of approximately $72,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires TriQuint’s executive officers and Directors, and persons who own more than 10% of a registered class of TriQuint’s equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish TriQuint with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms it has received, or written representations from certain reporting persons, TriQuint believes that, except as described below, during fiscal 2000 all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements. Scott Gibson was late in filing a Form 5 that disclosed one transaction in which Mr. Gibson gifted equity securities of TriQuint. Nicolas Kauser was late in filing a Form 3 stating his beneficial ownership of equity securities of TriQuint and was late in filing a Form 5 that disclosed one transaction in which Mr. Kauser was granted a non-qualified stock option. Both directors have since made the required filings.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     As a TriQuint stockholder, you are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the SEC. If you intend to present a proposal or nominate a director at TriQuint’s next annual meeting of stockholders, the proposal or nomination must be received by TriQuint no later than December 17, 2001 in order that the proposals or nomination be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If you fail to comply with the foregoing sentence, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal or nomination is raised at the next annual meeting of stockholders.

OTHER MATTERS

     TriQuint knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors: /s/ Edson H. Whitehurst, Jr. EDSON H. WHITEHURST, JR. Vice President, Finance and Administration, Chief Financial Officer and Secretary

Dated: April 16, 2001 23

EXHIBIT A

TRIQUINT SEMICONDUCTOR, INC.
AUDIT COMMITTEE CHARTER
(Adopted as of June 5, 2000)

Purpose

     The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of TriQuint Semiconductor, Inc. (the “Company”) in fulfilling the Board’s oversight of the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor.

     In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law (the “Delaware Law”). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware Law to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or the Company by its officers or employees or by outside experts such as the outside auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

Membership

     The Committee shall consist of three to five members of the Board as determined from time to time. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. The Committee shall satisfy the independence and experience requirements of the Nasdaq Stock Market, including any exceptions thereto.

Committee Organization and Procedures

    The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in her or his absence, a member designated by the Chair) shall preside at all meetings of the Committee.

    The Committee shall meet at least three times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

    The Committee may include in its meetings members of the Company’s financial management, representatives of the outside auditor, any senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may also meet privately with management, as it deems appropriate.

A-1

Oversight

     Outside Auditor

    The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company’s annual financial statements and related services. The Committee shall review the independence and performance of the outside auditor and annually recommend to the Board the appointment of the outside auditor and approve the fees to be paid to the outside auditor.

    The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor’s independence.

     Annual Audit

    The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

    The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

    The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

    The Committee shall, based on the review and discussions in paragraphs 7 and 8 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 5 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

     Quarterly Review

    The outside auditor shall review the interim financial statements to be included in any Quarterly Report on Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards No. 71, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor the results of the quarterly reviews including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair or Acting Chair may represent the entire Committee for purposes of this discussion.

     Internal Controls

    The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

    The Committee shall discuss with the outside auditor and with management any significant management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

A-2

     Internal Audit

    The senior internal audit manager shall furnish to the Committee a copy of each audit report prepared and issued by the internal auditors.

    The Committee shall discuss with the senior internal audit manager the activities and organizational structure of the Company’s internal audit function, the qualifications of the primary personnel performing such function, and any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

     Miscellaneous

    The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

    The Committee shall review legal and regulatory matters that may have a material impact on the financial statements and related compliance policies and programs.

    The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

    The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

A-3

TRIQUINT SEMICONDUCTOR, INC.

1996 STOCK INCENTIVE PROGRAM

(AS AMENDED AND RESTATED EFFECTIVE APRIL 2001)

     1. Purposes of the Program. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company’s business.

     Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or shareholders owning more than one percent (1%) of the outstanding shares of the Company.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) “Board” shall mean the Board of Directors of the Company.

          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (e) “Common Stock” shall mean the Common Stock of the Company.

          (f) “Company” shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

          (g) “Committee” shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

          (h) “Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director’s fee by the Company.

          (i) “Director” shall mean a member of the Board.

          (j) “Continuous Status as an Employee, Consultant or Outside Director” shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (k) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

          (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (m) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (n) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

          (o) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) “Option” shall mean a stock option granted pursuant to the Program.

          (q) “Optioned Stock” shall mean the Common Stock subject to an Option.

          (r) “Optionee” shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

          (s) “Outside Director” shall mean a member of the Board of Directors of the Company who is not an Employee.

          (t) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u) “Program” shall mean this 1996 Stock Incentive Program.

          (v) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

          (w) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Program.

          (x) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Program. Subject to the provisions of Section 10 of the Program, the maximum aggregate number of shares under the Program is 14,150,000.00 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Program shall have been terminated, become available for future grant under the Program. Notwithstanding the above, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Program.

     4. Administration of the Program.

          (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Power of the Administrator. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Program, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7 of the Program; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option (except with respect to automatic Option grants made to certain Outside Directors); (v) to interpret the Program; (vi) to prescribe, amend and rescind rules and regulations relating to the Program; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld; and (x) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

          (c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

     5. Eligibility.

          (a) Options may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither employees nor representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8(b)(ii) hereof. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) To the extent that the aggregate fair market value of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

          (c) Neither the Program nor any Option shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate such employment or consulting relationship at any time with or without cause.

          (d) The following limitations shall apply to grants of Options under the Program (defined below):

               (i) The President of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

               (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 10.

               (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 10), the canceled Option will be counted against the limit set forth in Section (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

               (iv) The foregoing limitations set forth in this Section 5(d) are intended to satisfy the requirements applicable to Options intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

     6. Term of Program. The Program shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the shareholders of the Company as described in Section 16 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Program.

     7. Exercise Price and Consideration of Shares.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of a Nonstatutory Stock Option shall be such price as is determined by the Administrator, but in no event shall it be (i) less than 50% of the fair market value per Share on the date of grant and (ii) in the case of an Incentive Stock Option, not less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

               (i) cash,

               (ii) check,

               (iii) promissory note,

               (iv) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

               (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

     In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of:

               (i) cash,

               (ii) check,

               (iii) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

               (v) any combination of such methods of payment.

     8. Options.

          (a) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement in the form attached hereto as Exhibit A. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit B-1 or B-2. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is not

an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof the term shall be as stated in such Section.

          (b) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8(b)(ii) below, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Program.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii) Automatic Option Grants to Certain Outside Directors. The provisions set forth in this Section 8(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                    (A) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

                    (B) On the date of each annual meeting of the Company’s shareholders, each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date) and who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 10,000 Shares (the “Complete Annual Grant” ).

                    (C) Each Outside Director who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company’s shareholders shall automatically receive, upon such date, an Option (the “Partial Annual Grant” and collectively with the Complete Annual Grant, the “Annual Grants” ) to purchase that number of Shares obtained by multiplying 10,000 by a fraction, the numerator of which is the difference obtained by subtracting from 12 the number of whole calendar months that have elapsed since the date of the previous annual meeting of the Company’s shareholders and the denominator of which is 12.

                    (D) Upon such person’s election or appointment as an Outside Director, each person who becomes an Outside Director shall automatically receive an Option (the Initial Grant” ) to purchase 33,000 Shares; provided, however that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive such automatic grant.

                    (E) Immediately following the 1999 Annual Meeting of Stockholders upon the approval of a related proposal at such meeting, each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date) and who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 72,000 Shares (the “One-Time Grant” ).

                    (F) The terms of an Option granted pursuant to this Section 8(b)(ii) shall be as follows:

                         (1) the term of the Annual Grants shall be five (5) years and the term of the Initial Grants and the One-Time Grants shall be 10 years;

                         (2) except as provided in Sections 8(b)(iii) and 8(b)(iv) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                         (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, provided that, with respect to the Options granted on the date on which the Company’s registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, the fair market value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended;

                         (4) the Annual Grants shall become exercisable in installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Program.

                         (5) the One-Time Grants and the Initial Grants shall become exercisable in installments cumulatively with respect to twenty-eight percent (28%) of the Optioned Stock one year after the date of grant and as to an additional two percent (2%) of the Optioned Stock each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant.

               (iii) Termination of Status as an Employee, Consultant or Outside Director. In the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within three (3) months (or, for Options not granted pursuant to Section 8(b)(ii) hereof, for such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iv) Disability of Optionee. Notwithstanding the provisions of Section 8(b)(iii) above, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six (6) months (or, for Options not granted pursuant to Section 8(b)(ii) hereof, for such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

               (v) Death of Optionee. In the event of the death of an Optionee:

                    (A) during the term of the Option, where the Optionee is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he and she was entitled to exercise it at the date of death; or

                    (B) within three (3) months after the termination of Continuous Status as an Employee, Consultant or Outside Director for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

               (vi) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that the Administrator shall not offer to buy out any Options granted pursuant to Section 8(b)(ii) of the Program.

     9. Non-Transferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian, legal representative or permitted transferees. Except as specified below, no Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow, by means of a writing to the Optionee, for all or part of a vested NonStatutory Stock Option to be assigned or transferred, including by means of sale, during an Optionee’s lifetime to a member of the Optionee’s immediate family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee’s immediate family. “Immediate family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 9, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.”

     10. Adjustments Upon Changes In Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Option at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

     In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including as to Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. Provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8(b)(ii) hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such options, such options shall become fully vested and exercisable including as to Shares as to which such options would not otherwise be exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or asset sale, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11. Time of Granting Options. The date of grant of an Option shall be the date on which the Administrator makes the determination granting such Option, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

     12. Amendment and Termination of the Program.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Program.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Program amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Program shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act” ), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     14. Reservation of Shares. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. Option Agreements. Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Such agreements shall be subject to amendment from time to time as shall be determined by the Administrator; provided, however, that agreements reflecting option grants pursuant to Section 8(b)(ii) hereof shall contain only the terms and conditions as set forth in this Program.

     16. Shareholder Approval. Continuance of the Program shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Program is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE BELOW ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Please mark your votes as indicated in this example      |X|

	FOR all nominees listed to the right (except as marked to the contrary)	WITHHELD AUTHORITY to vote for all nominees listed below
Proposal 1: Election of Directors
	|_|	|_|

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominees: Francisco Alvarez, Dr. Paul A. Gary, Charles Scott Gibson, Nicolas Kauser, Dr. Walden C. Rhines, Steven J. Sharp,
Edward F. Tuck

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

Proposal 2:

To ratify the appointment of KPMG LLP as TriQuint’s independent accountants for the fiscal year ending December 31, 2001.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
	|_|	|_|	|_|

Proposal 3:	To approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued thereunder by 3,900,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
PROPOSAL 3.

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

Proposal 4:

Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.

I (We) plan to attend the meeting |_|

Signature _______________________________________ Signature ____________________________________ Date ____________________

Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

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FOLD AND DETACH HERE

TRIQUINT SEMICONDUCTOR, INC.
Proxy for Annual Meeting of Stockholders to be Held on May 23, 2001

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 2001, and hereby names, constitutes and appoints Steven J. Sharp and Edson H. Whitehurst Jr., or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of Stockholders of TriQuint Semiconductor, Inc. (“TriQuint") to be held at 2:00 p.m. on Wednesday, May 23, 2001, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 2, 2001, with all the powers that the undersigned would possess if personally present.

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FOLD AND DETACH HERE